The information in this preliminary prospectus supplement, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-273519

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION,	DATED July 7, 2026
(To the Prospectus Dated August 9, 2023)

American Depositary Shares
Each Representing Ten Ordinary Shares

IperionX Limited
This is a firm commitment public offering of     American Depositary Shares (“ADSs”) representing ordinary shares of IperionX Limited. Each ADS represents 10 ordinary shares, no par value, of IperionX Limited (“ordinary shares”).
The ADSs are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IPX.” On July 6, 2026, the last reported sale price of the ADSs was US$28.36 per ADS on Nasdaq. In addition, our ordinary shares are listed on the Australian Securities Exchange (“ASX”) under the symbol “IPX.” On July 7, 2026, the closing price of our ordinary shares on the ASX was A$4.15 per ordinary share, equivalent to US$28.81 per ADS based on an exchange rate of A$1.44 to US$1.00 (as published by the Reserve Bank of Australia as of July 7, 2026).
Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Please refer to “Underwriting” for a description of all underwriting compensation payable in connection with this offering.
The underwriters expect to deliver the ADSs to purchasers on or about        , 2026.
Cantor
The date of this prospectus supplement is    , 2026

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may sell from time to time an unspecified amount of any combination of securities described in the accompanying prospectus in one or more offers such as this offering. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement provides you with specific information about the ADSs and the underlying ordinary shares. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus” we are referring to the accompanying prospectus.
This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the caption “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus, before investing in the ADSs.
CONVENTIONS THAT APPLY TO THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or the context implies otherwise, any reference in this prospectus supplement to:
•	“IperionX” refers to IperionX Limited, an Australian corporation;
•	the “Company,” “we,” “us,” or “our” refer to IperionX and the “Group” refers to IperionX and its consolidated subsidiaries, through which it conducts its business;
•	“shares” or “ordinary shares” refers to ordinary shares of IperionX;
•	“ADS” refers to the American depositary shares;
•	“2025 Annual Report” refers to our Annual Report on Form 20-F for the year ended June 30, 2025, filed with the SEC on October 14, 2025 and incorporated by reference into this prospectus supplement;
•	“ASX” refers to the Australian Securities Exchange;
•	“Australian Corporations Act” refers to the Australian Corporations Act 2001 (Cth);
•	“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board;
•	“JORC Code” refers to the JORC 2012, Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves;
•	“QP” refers to a qualified person within the meaning of Subpart 1300 (as defined below);
•	“SEC” refers to the U.S. Securities and Exchange Commission;
•	“Securities Act” refers to the U.S. Securities Act of 1933, as amended; and
•	“Subpart 1300” refers to Regulation S-K, Subpart 1300, as promulgated by the SEC.
Our reporting currency is the U.S. dollar and our functional currency is the Australian dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to “dollars” or “$” mean U.S. dollars, and references to A$ mean Australian dollars. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See the section below titled “Forward-Looking Statements.”
PRESENTATION OF FINANCIAL INFORMATION
Our fiscal year ends on June 30. We designate our fiscal year by the year in which that fiscal year ends. For example, fiscal 2025 refers to the fiscal year ended June 30, 2025. All dates in this prospectus supplement refer to calendar years, except where a fiscal year or quarter is indicated.
S-ii

This prospectus supplement incorporates by reference our consolidated financial statements for the fiscal years ended June 30, 2025 and 2024.
Unless otherwise indicated, the annual consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement, are presented in U.S. dollars and have been prepared in accordance with IFRS, and our unaudited condensed consolidated interim financial statements, which are incorporated by reference in this prospectus supplement, are presented in U.S. dollars and have been prepared in accordance with IFRS applicable to the preparation of interim financial statements, including International Accounting Standards IAS 34, Interim Reporting, which, in each case, differ in certain significant respects from generally accepted accounting principles in the United States, or U.S. GAAP. As a result, our financial statements may not be comparable to the financial statements of U.S. companies.
This prospectus supplement contains translations of some Australian dollar amounts into U.S. dollars. Except as otherwise stated in this prospectus supplement, all translations from Australian dollars to U.S. dollars are based on the rates published by the Reserve Bank of Australia. No representation is made that the Australian dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars at such rate.
QUALIFIED PERSON
Unless otherwise indicated, the disclosure of exploration results and mineral resources included in this prospectus supplement is based on, and accurately reflects, information and supporting documentation prepared, reviewed and approved by Etienne Raffaillac, MAusIMM, Karst Geo Solutions, LLC, Marshall Miller & Associates, Inc., and Primero Group Americas Inc., each of whom is a qualified person within the meaning of Subpart 1300 and is not affiliated with the Company.
COMPETENT PERSONS STATEMENT
As required by Australian securities laws and the ASX Listing Rules, we hereby notify Australian investors that the information in this prospectus supplement that relates to Exploration Results in respect of the Titan Project, Mineral Resources and Ore Reserves was extracted from our Technical Report Summary dated June 4, 2026, which is incorporated by reference into this prospectus. The Competent Persons who prepared the Exploration Results in respect of the Titan Project, Mineral Resources and Ore Reserves are Mr. Adam Karst, Mr. John Eckman and Mr. Justin Douthat, respectively. We confirm to Australian investors that (a) we are not aware of any new information or data that materially affect the information included in the original ASX announcement; (b) all material assumptions and technical parameters underpinning the Mineral Resources and Ore Reserves estimate included in the original ASX announcement continue to apply and have not materially changed; and (c) the form and context in which the relevant Competent Persons’ findings are presented in this prospectus supplement have not been materially changed from the original ASX announcement. “Competent Person” under the Australian rules is a minerals industry professional who is a Member or Fellow of The Australasian Institute of Mining and Metallurgy, or of the Australian Institute of Geoscientists, or of a “Recognized Professional Organization”, as included in a list available on the JORC and ASX websites.
The information in this prospectus supplement that relates to exploration results in respect of Camden was extracted from our press release dated July 2, 2026 “Acquisition Delivers High Value Critical Minerals”, which was filed with the ASX. The Competent Person who prepared the exploration results in respect of Camden is Mr. Adam Karst. We confirm to Australian investors that (a) we are not aware of any new information or data that materially affect the information included in the original ASX announcement and that (b) the form and context in which the relevant Competent Person’s findings are presented in this prospectus supplement have not been materially changed from the original ASX announcement and continue to apply.
INDUSTRY AND MARKET DATA
This prospectus supplement includes information with respect to market and industry conditions and market share from third-party sources or that is based upon estimates using such sources when available. We believe that such information and estimates are reasonable and reliable. We also believe the information extracted from publications of third-party sources has been accurately reproduced. However, we have not independently verified any of the data from third-party sources. Similarly, our internal research is based upon the understanding of industry conditions, and such information has not been verified by any independent sources.
S-iii

CAUTIONARY NOTE TO UNITED STATES INVESTORS
We are subject to the reporting requirements of both U.S. and Australian securities laws, and as a result we report ore reserves and mineral resources as required by such laws. As an Australian listed public company, we are required to report estimates of mineral resources and ore reserves in terms of “Measured, Indicated and Inferred” Mineral Resources and “Proved and Probable” Ore Reserves in compliance with the JORC Code. The JORC Code was prepared by the Joint Ore Reserves Committee of The Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia. These defined terms contained within the JORC Code differ in some respects from the definitions under Subpart 1300.
Information about mineral reserves and mineral resources, if any, contained in this prospectus supplement and in our periodic filings with the SEC is presented in compliance with Subpart 1300, except with respect to Camden. While guidelines for reporting mineral resources, including subcategories of measured, indicated and inferred resources, are largely similar between the JORC Code and Subpart 1300 standards, information contained herein and in our past and future SEC filings that describes mineral deposits may not be directly comparable to similar information published by other ASX-listed companies. Investors are cautioned that any public disclosure we make in Australia as to ore reserves or mineral resources in accordance with ASX Listing Rules does not form a part of this prospectus supplement or our SEC filings except to the extent stated herein or therein, as applicable.
S-iv

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with, or furnished to, the SEC:
•	our Annual Report on Form 20-F for the year ended June 30, 2025, filed with the SEC on October 14, 2025; and
•
our Reports on Form 6-K furnished to the SEC on February 2, 2026, March 12, 2026 (excluding the “Independent Auditor’s Review Report to the Members of IperionX Limited” on pages 30 and 31 of Exhibit 99.2 thereto) and June 4, 2026 (as amended by our Report on Form 6-K furnished to the SEC on June 10, 2026).

We have filed with the SEC a registration statement on Form F-3, including relevant exhibits and schedules, under the Securities Act with respect to the ADSs to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in this prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Statements contained in this prospectus supplement regarding the contents of any agreement, contract or other document referred to are not necessarily complete and reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov.
S-v

FORWARD-LOOKING STATEMENTS
Certain information included or incorporated by reference in this prospectus supplement may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate”, “may”, “will”, “could”, “leading”, “intend”, “contemplate”, “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus supplement include, but are not limited to, statements with respect to: our limited operating history in the titanium metal manufacturing industry; our ability to commercialize our titanium technologies; our ability to produce titanium metal powders and products to customers’ exact specification; our ability to identify and contract long-term offtake customers for our titanium metal products; our limited operating history in the minerals extraction industry; our status as an exploration stage company; our ability to identify mineralization and achieve commercial minerals extraction; minerals extraction, exploration and extraction site construction, if warranted, on our properties; our ability to fully achieve and maintain profitability and to develop positive cash flow from any minerals extraction activities; investment risk and operational costs associated with our exploration activities; our ability to access capital and the financial markets; compliance with government regulations; our ability to acquire necessary minerals extraction licenses, permits or access rights; environmental liabilities and reclamation costs; volatility in minerals and metals prices or demand for minerals and metals; our stock price and trading volume volatility; risks relating to the development of an active trading market for the ADSs; ADS holders not having certain shareholder rights; ADS holders not receiving certain distributions; our status as a foreign private issuer; the development and integration of the Camden and Titan-Camden critical mineral assets in Tennessee, including our ability to identify mineralization and achieve commercial minerals extraction; and the other matters described in the “Risk Factors” section of this prospectus supplement and our most recent Annual Report on Form 20-F filed with the Securities and Exchange Commission.
All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management’s expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the securities laws of the United States and Australia, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all the forward-looking statements contained in this prospectus supplement by the foregoing cautionary statements.
S-vi

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a brief overview of information contained elsewhere in this prospectus supplement and is qualified in its entirety by the more detailed information and financial statements incorporated by reference in this prospectus supplement. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in the ADSs. You should read the entire prospectus supplement and the information incorporated by reference herein carefully before making an investment decision, in particular, the information included and incorporated by reference under the heading “Risk Factors” in this prospectus supplement and other risks described in our 2025 Annual Report, which is incorporated by reference in this prospectus supplement, “Forward-Looking Statements,” the information included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes to those financial statements incorporated by reference in this prospectus supplement.
Overview
We aim to be a leading American titanium metal and critical materials company – using patented titanium technologies to produce high performance titanium alloys, from titanium minerals or scrap titanium, at lower energy, cost and carbon emissions.
Our award-winning patented technology portfolio enables high strength forged titanium alloy products at low cost, with class-leading sustainability and superior process energy efficiencies when compared to current industry methods such as the Kroll process.
Using our technologies, we have now transitioned to be a growing commercial producer of titanium metal products in the United States.
We produce low-cost and high-quality angular and spherical titanium powder, which is used to produce near-net-shape and final titanium parts through powder metallurgy or additive manufacturing. These technologies provide us with a sustainable competitive advantage and significant value uplift from upgrading raw titanium materials through to finished high-performance titanium products when compared to traditional titanium industry supply chains.
Recent Developments
Our Virginia titanium manufacturing operations transitioned to a 24/7 production schedule during the quarter ended March 31, 2026, marking the move from commissioning into continuous operations. All HAMR™ powder production systems have been commissioned and are now in ramp-up. HAMR™ powder production reached approximately 4.2 metric tons in March 2026, equivalent to approximately 50 metric tons per year annualized.
The U.S. Government-supported 1,400 metric tons per year titanium expansion program continued to progress, including the full obligation of the US$47.1 million Industrial Base Analysis and Sustainment (IBAS) award to build a fully integrated, domestic titanium “mineral-to-metal” supply chain. The U.S. Government has transferred approximately 290 metric tons of titanium scrap to us at no cost, representing approximately 1.5 years of titanium feedstock at the Company’s current full operating capacity.
We had US$48.2 million in cash as of March 31, 2026. In addition to quarter-end cash, we had US$42.1 million of remaining obligated reimbursable U.S. Government funding at March 31, 2026, including US$3.5 million of eligible U.S. Government program expenditure already incurred but not yet reimbursed. These amounts are not included in the cash balance and remain subject to normal reimbursement claim review and approval processes.
During the quarter ended March 31, 2026, we spent US$1.39 million on exploration activities at our Titan Project in Tennessee. The spending was almost entirely focused on professional and technical consulting services, primarily consisting of payments to (i) mining and engineering consultants (approximately US$1 million) and (ii) metallurgical consultants (approximately US$0.3 million).
On July 1, 2026, we completed our acquisition of the Camden critical mineral, real property, and infrastructure assets located adjacent to our Titan Project in Tennessee, for total consideration of approximately $3 million. The acquired assets include land and associated mineral rights, mineral leases, surface mineral stockpiles, covering approximately 70 acres, approximately 180 acres of near-zero-overburden mineralization, and existing industrial infrastructure, including grid power, water, natural gas utilities, and heavy-haul rail access. Limited sampling of the surface stockpiles has returned individual assay results of up to 23% total heavy minerals. No Subpart 1300-compliant mineral resources or reserves have been established for the acquired assets yet.
We intend to advance an exploration and evaluation program at Camden during 2026, including sonic drilling, metallurgical testing, and commercial engagement, and are targeting an integrated techno-economic study covering the combined Camden and Titan assets by the end of 2026.
Corporate History and Information
Our head office is located at 1092 Confroy Drive, South Boston, VA 24592, United States. Our registered office is located at Level 5, 56 Pitt Street, Sydney NSW 2000. The telephone number of our registered office is +(61) 2-8823-3179.
IperionX was originally incorporated in Western Australia on May 5, 2017. We are an Australian public company subject to the provisions of the Australian Corporations Act. We maintain a website at www.iperionx.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, and the reference to our website in this prospectus supplement is an inactive textual reference only.

THE OFFERING
ADSs offered by us
Up to      ADSs.
Ordinary shares to be outstanding immediately after this offering
    ordinary shares, represented by    ADSs.
Depositary
The Bank of New York Mellon.
Use of proceeds
We plan to use the net proceeds from this offering to continue the commercialization and scale-up of certain of our titanium and metal alloy production technologies (the “Technologies”), including continued scale-up and expansion at our Titanium Manufacturing Campus in Virginia, advancement of our Titan-Camden critical mineral developments in Tennessee, including funding of pre-development activities and the maintenance and growth of mineral and surface rights, and for general corporate purposes. See “Use of Proceeds.”
Underwriting
See “Underwriting” for information about the distribution of the ADSs, including the timing and pricing of the offering and the method of distribution.
Risk factors
An investment in the ADSs involves significant risks. See “Risk Factors” beginning on page S-4 and the risks described in the 2025 Annual Report, incorporated by reference herein and the other information included in this prospectus supplement, including information incorporated by reference, for a discussion of factors you should carefully consider before deciding to invest in the ADSs. If any of such risks actually occur, our business, prospects, financial condition and results of operations could be materially affected, the trading price of the ADSs could decline and you could lose all or part of your investment.
The number of ordinary shares outstanding after the offering is based on 336,322,679 ordinary shares outstanding as of December 31, 2025 and excludes the following:
(i)	3,020,839 ordinary shares as of December 31, 2025 underlying options to purchase ordinary shares;
(ii)	4,581,794 ordinary shares as of December 31, 2025 underlying restricted stock units that convert into ordinary shares upon the satisfaction of the relevant vesting condition; and
(iii)	7,383,409 ordinary shares as of December 31, 2025 underlying performance rights that convert into ordinary shares upon the satisfaction of the relevant performance condition.
Except as otherwise indicated herein, all information in this prospectus supplement assumes no exercise or conversion of the outstanding stock options described above.

RISK FACTORS
This offering and an investment in the ADSs involve a significant degree of risk. You should carefully consider the risks described below and the risks described in the 2025 Annual Report, which are incorporated by reference herein, together with the financial and other information contained in this prospectus supplement or incorporated by reference in this prospectus supplement, before you decide to purchase the ADSs. If any of such risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of the ADSs could decline and you could lose all or part of your investment.
Risks Related to this Offering
Because we have broad discretion as to how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.
We plan to use the net proceeds from this offering to continue the commercialization and scale-up of the Technologies, including continued scale-up and expansion at our Titanium Manufacturing Campus in Virginia, advancement of our Titan-Camden critical mineral developments in Tennessee, including funding of pre-development activities and the maintenance and growth of mineral and surface rights, and for general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
The exercise or conversion of certain of our outstanding securities may dilute the value of our ordinary shares.
As of December 31, 2025, we had 336,322,679 ordinary shares outstanding. We also have outstanding options, performance rights and restricted stock units, each convertible or exercisable into one ordinary share on specified terms and conditions. To the extent that these incentive securities vest and are exercised or converted into ordinary shares, the value of our ordinary shares and ADSs may be diluted.
Future sales or issuances of ADSs, ordinary shares or other equity securities, or the perception that such sales or issuances may occur, could depress the trading price of the ADSs and ordinary shares.
Sales of a substantial number of ADSs, ordinary shares or other equity securities in the public market, or the perception that such sales or issuances may occur, could depress the market price of the ADSs and ordinary shares and impair our ability to raise capital through future offerings of equity or equity-linked securities. We have filed a registration statement registering ordinary shares reserved for issuance under our employee incentive plan and award agreements, and those ordinary shares, including ordinary shares represented by ADSs, may be sold in the public market upon issuance, subject to applicable restrictions. In addition, as opportunities present themselves, we may enter into financing or similar transactions in the future, including the issuance of debt, equity or equity-linked securities. We cannot predict the effect that any future sales or issuances of ADSs, ordinary shares or other equity securities, or the availability of such securities for future sale, will have on the market price of the ADSs or ordinary shares.
New investors in the ADSs will experience immediate and substantial dilution after this offering, and may experience future dilution as a result of future equity offerings or other issuances of our securities.
If you purchase ADSs in this offering, you will experience immediate and substantial dilution in the as-adjusted net tangible book value of your investment because the public offering price per ADS will be substantially higher than the as-adjusted net tangible book value per ADS, and per underlying ordinary share, immediately after this offering. Based on the public offering price of US$    per ADS, investors purchasing ADSs in this offering would experience immediate dilution of US$    per ADS, or US$    per underlying ordinary share. As a result, investors purchasing ADSs in this offering may receive significantly less than the purchase price paid for the ADSs in the event of a liquidation. See “Dilution” for a more detailed illustration of the dilution investors in this offering will incur. In addition, we may in the future issue additional

ADSs, ordinary shares or securities convertible into or exercisable or exchangeable for ADSs or ordinary shares at prices that are below the public offering price of the ADSs in this offering or below the then-current trading price of the ADSs or ordinary shares. Any such issuance could result in further dilution to investors purchasing ADSs in this offering.
The market price and trading volume of the ADSs and ordinary shares have been volatile and may continue to be volatile, which could result in substantial losses for investors in this offering.
The market price and trading volume of the ADSs on Nasdaq and our ordinary shares on the ASX have been volatile in recent periods and may continue to be volatile following this offering. For example, during the period from January 1, 2026 through July 6, 2026, the reported sale price of the ADSs on Nasdaq ranged from a low of US$21.66 per ADS to a high of US$60.35 per ADS. We cannot predict the price at which the ADSs or ordinary shares will trade in the future, and the trading price of the ADSs could decline below the public offering price. In addition, the trading volume of the ADSs or ordinary shares on any given trading day, or over any period, may not be indicative of the liquidity of the market for the ADSs or ordinary shares in the future or of investors’ ability to sell ADSs or ordinary shares at or above the public offering price, or at all.
The market price and trading volume of the ADSs and ordinary shares may fluctuate significantly in response to a number of factors, many of which are beyond our control, including actual or anticipated fluctuations in our operating results; developments relating to the commercialization and scale-up of our titanium technologies; developments relating to the Titan Project; announcements regarding customer, supplier, government funding, strategic or commercial arrangements; changes in demand for, or prices of, titanium, critical minerals or other materials relevant to our business; changes in foreign exchange rates, including between the U.S. dollar and the Australian dollar; changes in laws, regulations, government policies or permitting requirements applicable to our business; sales or perceived potential sales of ADSs, ordinary shares or other equity securities by us, our directors, officers or shareholders; future financing activities; research reports or changes in recommendations by securities analysts; general economic, industry and market conditions; and the other risks described or incorporated by reference in this prospectus supplement. As a result of this volatility, investors may be unable to resell ADSs purchased in this offering at or above the public offering price. In addition, securities class action litigation has often been instituted against companies following periods of volatility in the market price of their securities. Any such litigation, if instituted against us, could result in substantial costs and divert management’s attention and resources from our business.
ADS holders are not shareholders and do not have shareholder rights.
The depositary registers and delivers ADSs. ADS holders will not be treated as shareholders and will not have shareholder rights. The depositary will be the holder of our ordinary shares represented by the ADSs. Holders of ADSs will have ADS holder rights. A deposit agreement among us, the depositary, and the holders and beneficial owners of ADSs, sets out ADS owner rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs. We and the depositary may amend or terminate the deposit agreement without the ADS holders’ consent in a manner that could prejudice ADS holders. Our shareholders have shareholder rights. Australian law and our constitution (as amended from time to time, the “Constitution”) govern shareholder rights. For a description of ADS holder rights and the rights of our ordinary shares, see the accompanying prospectus and our 2025 Annual Report on Form 20-F, which is incorporated by reference herein.
ADS holders do not have the same voting rights as our shareholders. Shareholders are entitled to receive our notices of general meetings and to attend and vote at our general meetings of shareholders. At a general meeting, every shareholder present (in person or by proxy, attorney or representative) and entitled to vote has one vote on a show of hands. Every shareholder present (in person or by proxy, attorney or representative) and entitled to vote has one vote per fully paid ordinary share on a poll. This is subject to any other rights or restrictions which may be attached to any shares. ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs, but only if we ask the depositary to ask for their instructions. If we do not ask the depositary to ask for the instructions, ADS holders are not entitled to receive our notices of general meeting. ADS holders will not be entitled to attend and vote at a general meeting unless they surrender their ADSs for cancellation and withdraw the ordinary shares. However, ADS holders may not have sufficient advance notice about the meeting to surrender their ADSs and withdraw the shares. If we ask for ADS holders’ instructions, the depositary will notify ADS holders of the upcoming vote and arrange to deliver our voting materials and form of notice to them.

The depositary will try, as far as practical, subject to Australian law and the provisions of the deposit agreement, to vote the shares as ADS holders instruct. The depositary will not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot assure ADS holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights.
ADS holders do not have the same rights to receive dividends or other distributions as our shareholders. Subject to any special rights or restrictions attached to any shares, the directors may determine that a dividend will be payable on our ordinary shares and fix the amount, the time for payment and the method for payment (although we have never declared or paid any cash dividends on our ordinary shares and we do not anticipate paying any cash dividends in the foreseeable future). Dividends may be paid on our ordinary shares of one class but not another and at different rates for different classes. Dividends and other distributions payable to our shareholders with respect to our ordinary shares generally will be payable directly to them. Any dividends or distributions payable with respect to ordinary shares will be paid to the depositary, which has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses and subject to the provisions of the deposit agreement. Before the depositary makes a distribution to you on behalf of your ADSs, any withholding taxes that must be paid will be deducted. Additionally, if the exchange rate fluctuates during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. In addition, there may be certain circumstances in which the depositary may not pay to ADS holders amounts distributed by us as a dividend or distribution.

USE OF PROCEEDS
We expect to receive approximately US$    million of net proceeds from the sale of ADSs in this offering after deducting underwriting discounts, commissions and estimated offering expenses payable by us of US$    million.
We plan to use the net proceeds from this offering to continue the commercialization and scale-up of the Technologies, including continued scale-up and expansion at our Titanium Manufacturing Campus in Virginia, advancement of our Titan-Camden critical mineral developments in Tennessee, including funding of pre-development activities and the maintenance and growth of mineral and surface rights, and for general corporate purposes.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures may vary significantly from our expectations depending upon numerous factors, including the progress of our extraction activities, our operating costs and factors described under “Risk Factors—Risks Related to this Offering—Because we have broad discretion as to how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree” in this prospectus supplement. Accordingly, we will retain the discretion to allocate the net proceeds of this offering, and we reserve the right to change the allocation of the net proceeds among the uses described above.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2025:
•	on an actual basis; and
•
on an as-adjusted basis to give effect to the issuance and sale of    ADSs in this offering and the application of the net proceeds from this offering, as described under “Use of Proceeds,” at a price of US$   per ADS after deducting underwriting discounts, commissions and estimated offering expenses payable by us.

	As of December 31, 2025
	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	US$65,826,830	US$
Non-current liabilities	3,685,359
Equity
Contributed equity	243,329,280
Reserves	8,871,451
Accumulated losses	(143,998,841)
Total equity	US$108,201,890	US$
Total capitalization	US$111,887,249	US$

The as-adjusted information set forth above is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of our public offering determined at pricing. You should read this information in conjunction with our financial statements and the related notes included in this prospectus supplement and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information incorporated by reference in this prospectus supplement.

DILUTION
As of December 31, 2025, we had a net tangible book value of $95.3 million (our total tangible assets minus our total liabilities), corresponding to a net tangible book value of $2.83 per ADS or $0.283 per ordinary share (using the ratio of ten ordinary shares to one ADS). Net tangible book value per share represents the amount of our total tangible assets, minus our total liabilities, divided by the total number of our shares outstanding as of December 31, 2025.
After giving effect to the sale by us of    ADSs in this offering, at the offering price of $   per ADS and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our estimated net tangible book value as of December 31, 2025 would have been approximately $   million, representing $   per ADS, or $   per ordinary share. This represents an immediate increase in net tangible book value of $   per ADS, or $   per ordinary share, to existing shareholders and an immediate dilution in net tangible book value of $   per ADS, or $   per ordinary share, to new investors purchasing ADSs in this offering. Dilution for this purpose represents the difference between the price per ADS paid by these purchasers and net tangible book value per ADS immediately after the completion of this offering.
The following table illustrates this dilution to new investors purchasing ADSs, in this offering:

	As of December 31, 2025
	ADSs (in $)	Ordinary Shares (in $)
Net tangible book value per ADS or ordinary share as of December 31, 2025	$2.83	$0.283
Public offering price
As-adjusted net tangible book value per ADS or ordinary share immediately after the offering
Increase in net tangible book value per ADS or ordinary share attributable to new investors
Dilution per ADS or ordinary share to new investors
Percentage of dilution in net tangible book value per ADS or ordinary share for new investors

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated July   , 2026 between us and Cantor, as representative of the underwriters named below (the “Representative”), we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the ADSs shown opposite its name below:

Underwriter	Number of ADSs
Cantor Fitzgerald & Co.
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ADSs if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the ADSs to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $   per ADS. The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	Per ADS	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $   . We have also agreed to reimburse the underwriters for up to $500,000 of certain of their counsels’ fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA.
Listing
The ADSs are listed on Nasdaq under the trading symbol “IPX.” In addition, the Company’s ordinary shares are listed on the ASX under the symbol “IPX.”
No Sales of Similar Securities
We, our officers, our directors and certain of our securityholders have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 60 days after the date of this prospectus supplement:
•
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, any ADSs or ordinary shares, options or warrants to acquire ADSs or ordinary shares, or securities exchangeable or exercisable for or convertible into ADSs or ordinary shares currently or hereafter owned either of record or beneficially,

•
enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of ADSs or ordinary shares, or securities exchangeable or exercisable for or convertible into ADSs or ordinary shares, or

•	publicly announce an intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement without the prior written consent of the Representative.

In addition, we and each such person agrees that, without the prior written consent of the Representative, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares.
The restrictions in the immediately preceding paragraph do not apply to, among other things, and subject in certain cases to various conditions:
(i)	as a bona fide gift or gifts;
(ii)	to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party;
(iii)	pursuant to a qualified domestic order or in connection with a divorce settlement;
(iv)	by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the lock-up party upon the death of the lock-up party;
(v)
to the Company in connection with the repurchase of the lock-up party’s securities in connection with the termination of the lock-up party’s employment with the Company pursuant to contractual agreements with the Company;

(vi)
to the Company upon the vesting of restricted stock, restricted stock units, restricted stock awards or other incentive awards settled in ADSs or ordinary shares or upon the exercise of options to purchase ADSs or ordinary shares on a “cashless exercise” or “net exercise” basis to the extent permitted by the instruments representing such options so long as such “cashless exercise” or “net exercise” is effected solely by the surrender of outstanding Company securities or options to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or income, employment or tax withholding and remittance obligations, but for the avoidance of doubt, excluding all methods of exercise of options that would involve a sale of any ADSs or ordinary shares relating to such options, whether to cover the applicable exercise price, income, employment or tax withholding and remittance obligations or otherwise; provided that any ADSs or ordinary shares received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that such restricted stock, restricted stock units, restricted stock awards, other incentive awards or options were granted under an equity incentive plan, stock purchase plan or pursuant to a contractual employment arrangement described in this prospectus supplement (including the documents incorporated by reference herein) and were outstanding as of the date of this prospectus supplement;

(vii)
through the exercise of a stock option granted under an equity incentive plan or stock purchase plan described in this prospectus supplement (including the documents incorporated by reference herein) by the lock-up party and the receipt by the lock-up party from the Company of ADSs or ordinary shares upon such exercise, insofar as such option is outstanding as of the date of this prospectus supplement, provided that any ADSs or ordinary shares received upon such exercise shall be subject to the terms of the lock-up agreement;

(viii)
pursuant to a merger, consolidation or other similar transaction involving a Change of Control (as defined in the lock-up agreements) of the Company and approved by the Company’s board of directors, provided that in the event that such Change of Control transaction is not completed, the lock-up party’s securities shall remain subject to the restrictions contained in the lock-up agreement; or

(ix)
if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or other disposition by the lock-up party to its stockholders, current or former partners (general or limited), members, managers, beneficiaries or other equityholders of the lock-up party.

The Representative may, in its sole discretion and at any time or from time to time before the termination of the 60-day period, release all or any portion of the securities subject to lock-up agreements.
Passive Market Making
The underwriters may also engage in passive market making transactions in the ADSs on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of the ADSs in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of the ADSs to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members (if any) or their affiliates. The underwriters may agree with us to allocate a specific number of ADSs for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their business, the underwriters and their affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Stamp Taxes
If you purchase ADSs offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Canada
This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the issuer and the underwriters provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriters as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale restrictions
The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.
Representations of purchasers
Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriters that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and eligibility for investment
Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of action for damages or rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Australia
This document does not constitute a prospectus, product disclosure statement or other disclosure document under Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:
You confirm and warrant that you are either:
•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.
To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.
You warrant and agree that you will not offer any of the securities issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
European Economic Area
In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:
(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.
The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.
France
The securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, the underwriters have not offered or sold and will not offer or sell, directly or indirectly, any securities to the public in the Republic of France, and that they have not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the securities, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and décret no. 98-880 dated October 1, 1998.
Germany
Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to the securities. In particular, the underwriters have represented that they have not engaged and have agreed that they will not engage in a public offering (öffentliches Angebot) within the meaning of the Act with respect to any of the securities otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.
Hong Kong
WARNING - The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”), provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.
The issuer and the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.
Cayman Islands
No offer or invitation, whether directly or indirectly, to subscribe for securities may be made to the public in the Cayman Islands.
British Virgin Islands
The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of us. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (BVI Companies), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

LEGAL MATTERS
The validity of the ordinary shares represented by the ADSs to be issued in this offering will be passed upon for us by Thomsons, our Australian counsel. Certain matters as to U.S. federal law and New York state law will be passed upon for us by Gibson, Dunn & Crutcher LLP, our U.S. counsel. Certain legal matters as to U.S. federal law and New York state law in connection with this offering will be passed upon for the underwriters by DLA Piper LLP (US), New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended June 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The estimates of mineral resources and related information of the Titan Project incorporated by reference herein are based upon analyses contained in the Technical Report Summary, dated June 4, 2026, and performed by Etienne Raffaillac, MAusIMM, Karst Geo Solutions, LLC, Marshall Miller & Associates, Inc., and Primero Group Americas Inc., each a qualified person within the meaning of Subpart 1300 of Regulation S-K. Such estimates and related information have been so incorporated in reliance upon the authority of such firms as experts in such matters.

PROSPECTUS

IPERIONX LIMITED
$250,000,000

Ordinary Shares
Preference Shares
Warrants
Subscription Rights
Debt Securities
Units
We may from time to time offer our ordinary shares, which may be represented by American depositary shares (“ADSs”), preference shares, warrants, subscription rights, debt securities and/or units, which we refer to collectively as the “securities.” This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. We will not use this prospectus to offer any securities unless it is attached to a prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in the securities. The amount and price of the securities will be determined at the time of any offering thereof.
Our ADSs, each representing 10 of our ordinary shares, are listed on the Nasdaq Capital Market under the symbol “IPX.” Our ordinary shares are listed on the Australian Securities Exchange under the symbol “IPX.”
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements.
Investing in the securities involves risks. See the section entitled “Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) on August 26, 2022 (as amended, the “Annual Report”), our other filings with the SEC and in any applicable prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 9, 2023.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell the securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of the securities in any state where the offer is not permitted.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Unless the context otherwise requires, in this prospectus the terms “we,” “us,” “our”, “IperionX,” “the Company” and “the registrant” refer to IperionX Limited and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file periodic reports and other information with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. In addition, the securities may specify that certain documents are available for inspection at the office of the ADS depositary. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.
Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:
IperionX Limited
129 W Trade Street
Suite 1405
Charlotte, NC 28202
Tel.: (980) 237-8900
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:
•	our annual report on Form 20-F for the fiscal year ended June 30, 2022 filed with the SEC on August 26, 2022, as amended on May 30, 2023;
•	our report on Form 6-K furnished to the SEC on July 28, 2023; and
•
the description of our ordinary shares contained in Item 10.A and Item 10.B of our registration statement on Form 20-F (File No. 001-41338), originally filed on March 29, 2022, and any amendment or report filed for the purpose of updating such description, including the description set forth in Exhibit 2.3 to our annual report on Form 20-F for the fiscal year ended June 30, 2022.

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those of our reports on Form 6-K furnished to the SEC that we specifically identify as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.
As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.
When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain information included in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate”, “may”, “will”, “could”, “leading”, “intend”, “contemplate”, “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements with respect to: risks related to the effects of health epidemics, including the COVID-19 pandemic; risks related to our limited operating history in the titanium metal manufacturing industry; risks related to our ability to commercialize the Technologies; risks related to our ability to produce titanium metal powders and products to customers’ exact specification; risks related to our ability to identify and contract long-term offtake customers for our titanium metal products; risks related to our limited operating history in the minerals extraction industry; risks related to our status as an exploration stage company; risks related to our ability to identify mineralization and achieve commercial minerals extraction; risks related to minerals extraction, exploration and extraction site construction, if warranted, on our properties; risks related to our ability to achieve and maintain profitability and to develop positive cash flow from any minerals extraction activities; risks related to investment risk and operational costs associated with our exploration activities; risks related to our ability to access capital and the financial markets; risks related to compliance with government regulations; risks related to our ability to acquire necessary minerals extraction licenses, permits or access rights; risks related to environmental liabilities and reclamation costs; risks related to volatility in minerals and metals prices or demand for minerals and metals; risks related to stock price and trading volume volatility; risks relating to the development of an active trading market for the ADSs; risks related to ADS holders not having certain shareholder rights; risks related to ADS holders not receiving certain distributions; risks related to our status as a foreign private issuer and emerging growth company; and risks related to the other matters described in the section titled “Risk Factors” in our most recent Annual Report, our other filings with the SEC and in any applicable prospectus supplement.
All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management’s expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the securities laws of the United States and Australia, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are a public limited company incorporated under the laws of Australia. Certain of our directors and officers and certain other persons named in this prospectus are citizens and residents of countries other than the United States and all or a significant portion of their assets may be located outside the United States. As a result, it may not be possible for you to:
•	effect service of process within the United States upon our non-U.S. resident directors or on us;
•
enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•
enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.
You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.
With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.
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PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before buying our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated by reference herein or therein, before making an investment decision.
Overview
IperionX Limited aims to be a leading developer of sustainable critical metal and critical mineral supply chains in the United States, a mission we believe is important for the global transition towards a circular, low-carbon, resource-efficient green economy.
IperionX holds an exclusive option to acquire the intellectual property rights to certain titanium processing technologies (the “Technologies”) with the potential to reduce the cost and carbon emissions of titanium metal production relative to what is commercially available today. With the Technologies, we believe that we could enable the widespread use of titanium and possibly displace metals like stainless steel and aluminum which typically have lower strength-to-weight ratios, lower levels of corrosion resistance and lower levels of sustainability. The Technologies have the potential to be a high quality and lower carbon intensity process of producing titanium and have shown the potential to be applied to other critical minerals and metals as well.
We believe the Technologies offer IperionX the potential to develop a U.S. end-to-end titanium metal production supply chain, with improved sustainability, and at lower cost and carbon emissions relative to what is commercially available today. This high-quality titanium can potentially substitute for stainless steel and aluminum in a wide variety of applications.
Our immediate focus is on the commercialization and scale-up of the Technologies to potentially re-shore a domestic titanium metal supply chain in North America. The Technologies can utilize either titanium metal scrap as feedstock, allowing for a circular titanium process, or raw titanium minerals. IperionX has plans to construct our first commercial scale titanium metal powder production facility (“Titanium Demonstration Facility” or “TDF”) in Halifax County, Virginia.
To facilitate such commercialization, IperionX has entered into a conditional agreement to negotiate a large, long-term titanium scrap supply and tolling agreement with a major titanium scrap processer. We have also secured a large source of titanium and other critical minerals, including rare earth elements, through mineral rights at our wholly-owned Titan critical minerals project (the “Titan Project” or the “Project”) in Tennessee, which covers over 11,000 acres of critical mineral properties in Tennessee. IperionX has the potential to source titanium minerals from the Titan Project as a feedstock for the Technologies in the future.
On June 30, 2022, we reported the results of our initial assessment for the Titan Project (the “Initial Assessment”), which described the Titan Project’s potential to be a sustainable, low-cost and globally significant producer of titanium, rare earths and zircon minerals needed for advanced U.S. industries such as space, aerospace, hydrogen production, fuel cells, electric vehicles and 3D printing, as well as critical defense applications.
Our ordinary shares are publicly traded on the Australian Securities Exchange under the symbol “IPX”. Our ADSs, each representing 10 of our ordinary shares, are publicly traded on the Nasdaq Capital Market under the symbol “IPX”. The Bank of New York Mellon, acting as depositary, registers and delivers the ADSs.
Corporate Information
Our head office is located at 129 West Trade Street, Suite 1405, Charlotte, North Carolina 28202, United States. Our registered office is located at 28 The Esplanade, Level 9, Perth WA 6000, Australia. The telephone number of our registered office is +(61) 8-9322-6322.
We also maintain a website at www.iperionx.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement, we will use the net proceeds from our sale of the securities under this prospectus for general corporate purposes. We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.
PROSPECTUS SUPPLEMENT
This prospectus provides you with a general description of the securities that may be offered. With respect to a particular offering of the securities registered hereby, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” carefully before investing in the securities. The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed items of the securities, the initial public offering price, the price paid for the securities, net proceeds, the expenses of the offering, the terms of offers and sales outside of the United States, if any our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for ordinary shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S. federal income tax considerations and Australian tax considerations applicable to the securities. Any information in a prospectus supplement, if any, or information incorporated by reference after the date of this prospectus is considered part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
IperionX Limited is a public company organized under the laws of Australia. We publish our financial statements in United States dollars.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES AND ORDINARY SHARES
For a description of our ordinary shares and the ADSs, including the rights and obligations attached thereto, please refer to Exhibit 2.3 to our annual report on Form 20-F for the year ended June 30, 2022, which is incorporated by reference herein.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our ordinary shares, including ordinary shares represented by ADSs. We may issue these rights independently or together with any other offered security. The rights may or may not be transferable in the hands of their holders.
The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:
•	the title of the subscription rights;
•	the securities for which the subscription rights are exercisable;
•	the number of subscription rights issued;
•	the extent to which the subscription rights are transferable;
•	if applicable, a discussion of the material U.S. federal or other income tax considerations applicable to the issuance or exercise of the subscription rights;
•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;
•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;
•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering.
Each subscription right will entitle its holder to purchase for cash a number of our ordinary shares, ADSs or any combination thereof at an exercise price described in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Upon receipt of payment and the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward our ordinary shares or the ADSs purchasable with this exercise. Rights to purchase our ordinary shares represented by ADSs will be evidenced by certificates issued upon receipt by the ADS depositary of the rights to purchase ordinary shares registered hereby. The applicable prospectus supplement may offer more details on how to exercise the subscription rights.
We may determine to offer subscription rights to our shareholders only or additionally to persons other than shareholders as described in the applicable prospectus supplement. In the event subscription rights are offered to our shareholders only and their rights remain unexercised, we may determine to offer the unsubscribed securities to persons other than shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any securities remaining unsubscribed for after the offering, as described in the applicable prospectus supplement.
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preference stock, warrants, debt securities or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
The securities may be sold, and the underwriters may resell the securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of the securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the securities:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	sales in which broker-dealers agree with us or a selling securityholder to sell a specified number of securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts or other obligations;
•	by an underwritten public offering;
•	in a combination of any of the above; or
•	any other method permitted pursuant to applicable law.
In addition, the securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.
The securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities and ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.
In connection with the sale of securities, the underwriters or agents may receive compensation from us, a selling securityholder or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or a selling securityholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We or a selling securityholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or a selling securityholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for a selling securityholder or us, including our subsidiaries, in the ordinary course of their business.
If so indicated in the applicable prospectus supplement relating to a particular issue of securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.
We will advise any selling securityholder that while it is engaged in a distribution of the securities, it is required to comply with Regulation M promulgated under the Exchange Act (“Regulation M”). With limited exceptions, Regulation M precludes a selling securityholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the securities.

LEGAL MATTERS
Certain legal matters with respect to Australian law will be passed upon for us by our Australian counsel, Thomsons Certain legal matters with respect to United States and New York law will be passed upon for us by Gibson, Dunn & Crutcher LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1(a) to the financial statements) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The estimates of mineral resources and related information of the Titan Project incorporated by reference herein are based upon analyses contained in the Technical Report Summary, dated June 30, 2022 and amended and supplemented from time to time, and performed by Primero Group Americas Inc. and the qualified persons named therein. Such estimates and related information have been so incorporated in reliance upon the authority of such persons as experts in such matters.

American Depositary Shares
Each Representing Ten Ordinary Shares

PROSPECTUS SUPPLEMENT
Cantor
The date of this prospectus supplement is    , 2026